Exhibit 10.18

                     McMoRan EXPLORATION CO.
               PERFORMANCE INCENTIVE AWARDS PROGRAM


     1. Purpose. The purpose of the Performance Incentive Awards Program (the "Plan") of McMoRan Exploration Co. (the "Company") is to provide greater incentives for certain key management, professional and technical employees as well as key consultants or advisers, whose performance in fulfilling their responsibilities can significantly affect the performance of the Company or its operating units. The Plan provides an opportunity to earn additional compensation in the form of incentive payments based on the participant's individual performance and on the results achieved by the Company and by the operating or staff unit for which the participant performs services.

     2. Administration. The Plan shall be administered by the Corporate Personnel Committee (the "Committee") of the Company's Board of Directors, which shall have full authority to interpret the Plan and from time to time adopt rules and regulations for carrying out the Plan. All authority of the Committee under Sections 2, 3, 4, 5, and 6 of the Plan may also be exercised by the Co-Chairmen of the Board of the Company, subject to such directions as the Committee may give, either as guidelines or in particular cases; provided, however, no such authority may be exercised by the Co-Chairmen of the Board with respect to the selection, for eligibility to participate in the Plan, of persons who are deemed by the Company to be executive officers of the Company for purposes of the federal securities laws ("Executive Officers"), the determination of a target incentive or a target incentive range under the Plan for any Executive Officer, the evaluation of an Executive Officer's performance for purposes of the Plan, the determination of whether an incentive payment shall be made under the Plan to an Executive Officer, or the determination of the amount of any incentive payment to be made under the Plan to an Executive Officer. The aggregate amount of all incentive payments determined by the Co-Chairmen of the Board to be awarded under the Plan with respect to a particular year shall be submitted to the Committee for its approval, and such awards may be paid only after such approval. In the event of any conflict or inconsistency between determinations, orders, resolutions, or other actions of the Committee and the Co-Chairmen of the Board taken in connection with the Plan, the actions of the Committee shall control.

     3. Eligibility for Participation. Each year the Committee shall select the key managerial, professional or technical employees, and the key consultants or advisers who shall be eligible for participation in the Plan during that year (the "Eligible Individuals"). For purposes of the Plan, the term "Eligible Individual" shall include (i) any person providing services as an officer of the Company or a subsidiary of the Company, whether or not employed by such entity, (ii) any employee of the Company or a subsidiary of the Company, including any director who is also an employee of the Company or a subsidiary of the Company, (iii) any officer or employee of an entity (a "Related Entity") with which the Company has contracted to receive management services who provides services to the Company or a subsidiary of the Company through such arrangement and (iv) any consultant or adviser to the Company, a subsidiary of the Company or a Related Entity; provided that a consultant or advisor to a Related Entity may only participate in the Plan if the consultant or adviser provides services that are for the ultimate benefit of the Company or a subsidiary. The Committee may in its discretion make such selection, in whole or in part, on the basis of minimum salary levels, or position-point levels. Eligible Individuals selected to participate in the Plan shall be referred to herein as "Participants."

     The selection of a Participant in a particular year shall not constitute entitlement either to an incentive payment under the Plan for that year or to selection as a Participant in any subsequent year. Selection of Participants in a particular year will ordinarily be made in January of that year, but selection of a Participant may be made at any subsequent time or times in such year.

     4. Determination of Target Incentives. At the time a Participant is selected for eligibility for the Plan for a particular year, the Committee shall determine a target incentive or a target incentive rate for the Participant with respect to that year. Such incentive or range shall be indicative of the incentive payment that the Participant might expect to receive on the basis of strong performance by such Participant, by the Company and by the operating or staff unit for which the Participant performs services, having regard to such performance standards and objectives as may be established with respect to that year.

     5. Incentive Payments. After the end of each year, the Committee shall evaluate, or cause to be evaluated, the performance of each Participant for that year, as well as the performance of the Company and the operating or staff unit for which the Participant performs services. Based on such evaluation, the Committee shall determine whether an incentive payment shall be made to such Participant for that year and, if so, the amount of such payment. A Participant who has been awarded an incentive payment for a particular year need not be an Eligible Individual at the time of payment thereof to be eligible to receive such payment. Notwithstanding any of the foregoing to the contrary, if an individual selected as a Participant for a particular year should cease to be an Eligible Individual for any reason prior to the end of such year, the Committee shall evaluate, or cause to be evaluated, the performance of such individual and the individual's operating or staff unit for the portion of such year prior to cessation. Based on such evaluation, the Committee shall determine whether an incentive payment shall be made to such individual for that year and, if so, the amount of such payment.
Each such payment (less applicable withholding and other taxes) shall be made at such time established by the Committee, which may be made at any time during the year for which such incentive payments are made, but, except for payments made as described in Section 7(c) below, shall in no event be later than February 28 of the year following such year.

     6. Optional Deferral of Payments. If, prior to the date established by the Committee for any year for which incentive payments are made, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an incentive payment to such Participant with respect to such year, which is paid in cash or common stock of the Company, shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's Termination of Employment (as hereinafter defined), but not later than ten years after such date of Termination of Employment, as shall be specified in such election. If and only if any incentive payment or portion thereof is so deferred for payment after December 31 of the year following the year for which the incentive payment is made, such incentive payment or portion thereof, as the case may be, shall, commencing with January 1 of the year following the year for which the incentive payment is made, be increased, in the case of a cash payment, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or, in the case of a payment in common stock, to reflect dividends paid on shares of the Company's common stock during the deferral period, or at such other rate and in such manner as shall be determined from time to time by the Committee. If such Employee's Termination of Employment occurs for any reason other than early or normal retirement under the retirement plan of the Company or retirement with consent of the Company outside the retirement plan of the Company and if, on the date of such Termination of Employment, there remain unpaid any installments of incentive payments that have been deferred as provided in this Section 7, the Committee may, in its discretion, direct the payment to such Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or assistant officers of the Company its authority set forth in the immediately preceding sentence, subject to such terms and limitations as the Committee shall determine. Solely for purposes of this Section 7, the term "Termination of Employment" of a Participant shall mean the cessation of the rendering of services, whether or not as an employee, to (i) the Company, (ii) any subsidiary of the Company, or (iii) any entity with which the Company has contracted to receive management services if such Participant provided services to the Company or a subsidiary of the Company through such arrangement.

     7. Form of Incentive Payments. Incentive payments may be paid in cash or in such other form as the Committee may choose.

     8. General Provisions. The selection of a Participant for participation in the Plan shall not give such person any right to be retained in the employ or as a consultant or adviser of the Company or any of its subsidiaries or in the employ or as a consultant or adviser of any other entity providing services to the Company, and the right of the Company, subsidiary or other entity to dismiss or discharge any such person is specifically reserved. The benefits provided to Participants under the Plan shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such Participant.

     9. Amendment or Termination. The Committee may from time to time amend or at any time terminate the Plan.